Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts: Robert Lewey, CFO Integrated Electrical Services, Inc. 713-860-1500 Phil Denning, ICR Inc. phil.denning@icrinc.com 203-682-8246
INTEGRATED ELECTRICAL SERVICES REPORTS
FISCAL 2012 THIRD QUARTER RESULTS

-Backlog increases $49 million or 27% from previous quarter-

-$5.9 million of operating cash flow in last twelve months as compared to operating cash flow loss of $20.5 million in year-ago twelve month period-

HOUSTON — August 13, 2012 — Integrated Electrical Services, Inc. (NASDAQ: IESC) today announced financial results for its fiscal 2012 third quarter ended June 30, 2012 that reflect the Company’s continued progress on its overall plan to return to profitability.

THIRD QUARTER OF FISCAL 2012 HIGHLIGHTS

The following highlights include results based upon the Company’s ‘go forward’ operations.  The Company uses the term ‘go forward’ to refer to the results for the quarter ended June 30, 2012, excluding the revenues and expenses attributable to the Company’s wind-down facilities, as described in detail below.  On a year-over-year basis (unless otherwise noted), highlights for the third quarter of fiscal 2012 include:

●	Net loss of $3.2 million, or $(0.22) per share; adjusted net income of $0.3 million, or $0.02 per share, an improvement of $0.4 million
●	Revenue of $116.1 million; ‘go forward’ revenue of $104.3 million, an increase of 11.3%
●	Adjusted EBITDA (earnings (loss) before interest, taxes, depreciation and amortization and other items; see reconciliation statement below) of $ 1.3 million, an improvement of $0.1 million
●	Operating cash flow was positive $5.9 million over the prior twelve months as compared to negative $20.5 million of operating cash flow in the same period a year ago
●	Backlog was approximately $229 million at June 30, 2012, a $49 million increase from March 31, 2012 and a $59 million increase from September 30, 2011

James Lindstrom, Chairman and Chief Executive Officer, stated, “The employees of IES have delivered another quarter of revenue growth, profitability improvement and positive cash flow from operations.  The strength of our business is also demonstrated by the significant growth in our backlog, which exceeded our internal expectations.  Across IES, we look to continue this progress through employee accountability and empowerment, for the decisions our employees make ultimately benefit the customers, communities and shareholders we serve.”

The Company recorded a $1.2 million accrual in the quarter related to an executed memorandum of understanding to settle a dispute originated in the Company’s fourth fiscal quarter of 2011 regarding the hiring of several employees. The Company does not expect the settlement to have a material impact on its business.

RESTRUCTURING UPDATE

The Company expects to complete its 2011 Restructuring Plan early in fiscal 2013 and estimates that costs associated with the restructuring will not exceed $5.5 million in the aggregate.  As of June 30, 2012, the Company had incurred restructuring expenses of $4.9 million, $0.2 million of which was incurred in the third quarter of fiscal 2012.

For the third quarter of fiscal 2012, the wind-down facilities in the 2011 Restructuring Plan generated $2.5 million in revenues, a net loss of $1.1 million, and at June 30, 2012, the facilities had approximately $1.1 million of contracts to complete. The Company has entered into subcontract agreements for $0.8 million of the work and expects to complete the remaining $0.3 million over the next three months.

The Company is nearing closure of its Baltimore facility and projects that the closure costs associated with the winding down could range from $0.3 million to $0.5 million in the aggregate. For the third quarter of fiscal 2012, the Baltimore facility generated $0.3 million in revenue and a net loss of $0.8 million in the Company’s Commercial & Industrial segment and $0.4 million of revenue and a net loss of $0.1 million in its Communications segment.  At June 30, 2012, the facility had approximately $0.4 million of contracts that the Company expects to be substantially completed over the next three months.

NON-GAAP FINANCIAL MEASURES AND OTHER ADJUSTMENTS

This press release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”).  Management believes that these measures provide useful information to our investors by reflecting additional ways to view aspects of the Company’s operations that, when reconciled to the corresponding GAAP measures, help our investors to better identify underlying trends in our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP.  Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.  A reconciliation of the non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

For further details on the Company’s financial results, please refer to the Company’s annual report on Form 10-K/A for the fiscal year ended September 30, 2011 and quarterly report on Form 10-Q for the period ended June 30, 2012, to be filed with the Securities and Exchange Commission by August 14, 2012.

ABOUT INTEGRATED ELECTRICAL SERVICES, INC.

Integrated Electrical Services, Inc. is an infrastructure services company that enjoys leading positions in a broad range of markets for electrical and communications products and services. Our 2,300 employees serve clients throughout the United States.  For more information about IES, please visit www.ies-co.com.

Certain statements in this release, including statements regarding the restructuring plan and total estimated charges and cost reductions associated with this plan, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. These statements involve risks and uncertainties that could cause the Company's actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future operating results and the Company's ability to generate sales and operating income; potential defaults under credit facility and term loan; cross defaults under surety agreements; potential depression of stock price triggered by the potential sale of controlling interest or the entire company as a result of controlling stockholder’s decision to pursue a disposition of its interest in the company; actual costs to wind down facilities exceeding our estimates by a material amount; fluctuations in operating results because of downturns in levels of construction; delayed project start dates and project cancellations resulting from adverse credit and capital market conditions that affect the cost and availability of construction financing; delayed payments resulting from financial and credit difficulties affecting customers and owners;  inability to collect moneys owed because of the depressed value of projects and the ineffectiveness of liens;  inaccurate estimates used in entering into contracts; inaccuracies in estimating revenue and percentage of completion on projects; the high level of competition in the construction industry, both from third parties and former employees; weather related delays; accidents resulting from the  physical hazards associated with the Company's work; difficulty in reducing SG&A to match lowered revenues; loss of key personnel; litigation risks and uncertainties; difficulties incorporating new accounting, control and operating procedures; and failure to recognize revenue from work that is yet to be performed on uncompleted contracts and/or from work that has been contracted but not started due to changes in contractual commitments.

You should understand that the foregoing, as well as other risk factors discussed in this document and in the Company’s annual report on Form 10-K/A for the year ended September 30, 2011 and the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2012, could cause future outcomes to differ materially from those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise information concerning its restructuring efforts, borrowing availability, or cash position or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about Integrated Electrical Services, Inc. can be found at http://www.ies-co.com under "Investor Relations." The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.